UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  August 24, 2012

COVENANT BANCSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

000-53989
(Commission File Number)

Delaware	80-0092089
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

7306 West Madison Street
Forest Park, Illinois 60130
(Address of Principal Executive Offices)

(773) 533-6900
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                      Unregistered Sales of Equity Securities.

On August 24, 2012, Covenant Bancshares, Inc. (the “Company”) sold a total of $75,000 of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A par value $25,000 per share (the “Preferred Stock”) in transactions exempt from the Securities Act of 1933, as amended (the “Securities Act”), to William Winston, the Company’s Chairman and Chief Executive Officer.  The Preferred Stock will pay cumulative dividends at a rate of 2% per year.  The Company previously sold a total of $50,000 of its Preferred Stock to Dr. Winston on April 27, 2012.  Subsequent to such sales of the Preferred Stock, there were a total of 28 shares of Preferred Stock issued and outstanding totaling $700,000, all of which is owned by Dr. Winston or entities controlled by him.  The shares of Preferred Stock were not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) thereof for transactions not involving a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COVENANT BANCSHARES, INC.
Date: August 30, 2012	By: /s/Herman L. Davis________________________ Herman L. Davis Sr. Vice President, CFO, Secretary and Treasurer